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                                                                      EXHIBIT 10


                      SECOND AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------

         THIS SECOND AMENDMENT to Credit Agreement (this "Amendment") is entered into as of the 26th day of May, 2000, by and among (a) Dominion Homes, Inc. (the "Borrower"), (b) the institutions from time to time party to the Credit Agreement (as defined below) as lenders (individually, a "Lender" and collectively, the "Lenders"), and (c) The Huntington National Bank ("Huntington"), in its separate capacity as administrative agent for the Lenders (with its successors in such capacity, the "Administrative Agent").

                                    RECITALS:

         A. As of May 29, 1998, the Borrower, the Lenders, the Administrative Agent, Huntington, in its capacity as Issuing Bank, and Huntington Capital Corp., in its capacity as Syndication Agent for the Lenders executed a certain Credit Agreement, which was amended by a certain First Consent Agreement dated as of August 9, 1999, a certain First Amendment to Credit Agreement dated as of September 3, 1999, and a certain Second Consent and Modification dated as of December 30, 1999 (as so amended, the "Credit Agreement"), setting forth the terms of certain extensions of credit to the Borrower; and

         B. As of May 29, 1998, the Borrower executed and delivered to the Administrative Agent, inter alia, promissory notes in favor of each Lender, in the original aggregate principal sum of One Hundred Twenty Five Million Dollars ($125,000,000.00) (hereinafter collectively, the "Notes"); and

         C. In connection with the Credit Agreement and the Notes, the Borrower executed and delivered to the Administrative Agent certain other loan documents, consents, assignments, agreements, and instruments in connection with the indebtedness referred to in the Credit Agreement (all of the foregoing, together with the Notes and the Credit Agreement, are hereinafter collectively referred to as the "Loan Documents"); and

         D. The Borrower has requested that the Lenders and the Administrative Agent amend and modify certain terms and covenants in the Credit Agreement to extend additional credit to the Borrower and to modify certain financial and other terms and covenants, and the Lenders and the Administrative Agent are willing to do so upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:


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         1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         2. Section 8.3, "SALE OF ASSETS," of the Credit Agreement is hereby amended to recite in its entirety as follows:

             8.3 SALE OF ASSETS.

                  Neither the Company nor any Subsidiary shall sell, lease, transfer, assign or otherwise dispose of, any of its assets or property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except (a) sales, transfers or other distributions of personal or real property in the ordinary course of business, including without limitation, the sale of Model Homes, Real Estate Held for Development, Developed Lots, and Lots Under Development for consideration not less than fair market value (but in no event less than the amount advanced to the Company under the Borrowing Base); (b) the disposition of obsolete equipment in the ordinary course of business; and (c) dispositions by the Company which constitute Investments in Restricted Subsidiaries permitted by Section 8.11 hereof; provided however that any such disposition or Investment does not cause the Company and its Subsidiaries to exceed the Maximum New Market Investment Amount;

         3. Section 8.5, "INDEBTEDNESS," of the Credit Agreement is hereby amended to recite in its entirety as follows:

                  8.5      INDEBTEDNESS.

                  Neither the Company nor any of the Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than Contingent Obligations permitted by
                  Section 8.6 below), except for (a) the Revolving Credit Obligations; (b) up to the aggregate sum of $10,000,000.00 outstanding at any time in (i) secured nonrecourse Indebtedness, and (ii) capital lease or purchase money Indebtedness incurred to finance the acquisition of capital assets, provided that such Indebtedness (A) has a scheduled maturity and is not due on demand, (B) is secured only by the property being purchased and does not exceed the purchase price thereof, and (C) does not exceed the aggregate sum of $3,000,000.00 outstanding at any time, in connection with the Company's or any Restricted Subsidiaries' business; (c) additional nonrecourse Indebtedness to sellers of real estate not to exceed the purchase price of such real estate incurred in connection with the purchase of such real estate in an aggregate sum up


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                  to $5,000,000.00 outstanding at any time (which Indebtedness shall be termed the "Excess Permitted Nonrecourse Borrowings" if and to the extent that the Company's and its Subsidiaries' Indebtedness pursuant to clauses (b) and (c) of this paragraph exceeds the aggregate sum of $10,000,000.00 outstanding at any time); (d) unsecured indebtedness subordinated to the Revolving Credit Commitments, which shall be subordinated in a manner satisfactory to the Administrative Agent; (e) Indebtedness evidenced by interest rate agreements in respect of interest rate, swap, collar, cap or similar agreements pursuant to which the Company hedges its actual interest rate exposure pursuant to the terms of this Agreement; and (f) intercompany Indebtedness incurred by any Restricted Subsidiary to (i) the Company or to (ii) any Restricted Subsidiary wholly owning such Restricted Subsidiary; provided, however, that such Indebtedness constitutes an Investment permitted by Section 8.11 of this Agreement and does not cause the Company and its Subsidiaries to exceed the Maximum New Market Investment Amount.

         4. Section 8.7, "OPERATING LEASE RENTALS," of the Credit Agreement is hereby amended to recite in its entirety as follows:

                  8.7      OPERATING LEASE RENTALS.

                           Neither the Company nor any of the Subsidiaries will
                  enter into: (a) operating leases (excluding Model Home rentals) providing in the aggregate for annual rentals which exceed $3,000,000.00, or (b) operating leases for Model Home rentals providing in the aggregate for annual rentals which exceed $2,000,000.00.

         5. Section 8.14, "LEVERAGE RATIO," of the Credit Agreement is hereby amended to recite in its entirety as follows:

                  8.14     LEVERAGE RATIO.

                           The Company shall maintain at all times a Leverage
                  Ratio of (a) not greater than 2.50 to 1.00, beginning September 30, 1999, and continuing through and including April 30, 2000; (b) not greater than 2.75 to 1.00, beginning May 1, 2000, and continuing through and including August 31, 2000;
                  (c) not greater than 2.50 to 1.00, beginning September 1, 2000, and continuing through and including, April 30, 2001;
                  (d) not greater than 2.75 to 1.00, beginning May 1, 2001, and continuing through and including August 31, 2001; (e) not greater than 2.50 to 1.00, beginning September 1, 2001, and continuing through and including December 31, 2001; (f) not greater than 2.25 to 1.00 for the period beginning January 1, 2002, and continuing through and including April 30, 2002; (g) not greater than 2.50 to 1.00, beginning May 1, 2002, and

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                  continuing through and including August 31, 2002; (h) not
                  greater than 2.25 to 1.00, beginning September 1, 2002, and continuing through and including April 30, 2003, and (i) not greater than 2.50 to 1.00, beginning May 1, 2003, and continuing at all times thereafter.

         6. The definitions of "MAXIMUM NEW MARKET INVESTMENT AMOUNT," "REVOLVING CREDIT COMMITMENT" and "REVOLVING CREDIT COMMITMENTS" in Section 14.3, "DEFINED TERMS," of the Credit Agreement are hereby amended to recite as follows:

                           "Maximum New Market Investment Amount" means, with
                  respect to the Company and its Subsidiaries, (i) the aggregate amount of (a) each Purchase Price for an Acquisition of a Person or the assets of a Person whose principal business is outside Central Ohio or the metropolitan Louisville, Kentucky area, (b) the aggregate amount of Investments in Restricted Subsidiaries and in Investments in Joint Ventures, whose principal operations or property are outside Central Ohio or the metropolitan Louisville, Kentucky area, and (c) the aggregate cost of all Uncommitted Land Holdings, Speculative Homes, Model Homes and all other real or personal property located outside Central Ohio or the metropolitan Louisville, Kentucky area, and (ii) for the purposes of Sections 8.3, 8.5,
                  8.11 and 8.24 of this Agreement, such maximum aggregate amount of (a), (b) and (c) above shall be $25,000,000, whether such investment or investments are made prior to, on or after the date of this Agreement.

                           "Revolving Credit Commitment" means, with respect to
                  any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit pursuant to the terms and conditions hereof, which obligation shall not exceed the amount set forth opposite the heading Revolving Credit Commitment under such Lender's name on the signature pages hereof, the signature pages of any amendment or modification hereto or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment and Acceptance.

                           "Revolving Credit Commitments" means the aggregate
                  amount of the Revolving Credit Commitments of all the Lenders, provided that the maximum aggregate principal amount of Revolving Loans and stated amount of Letters of Credit shall not exceed $150,000,000, as reduced from time to time pursuant to the terms hereof.

         7. Schedule 7.4 - CORPORATE INFORMATION to the Loan Agreement is hereby replaced with Schedule 7.4 - CORPORATE INFORMATION attached hereto and made a part hereof.

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         8. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of May 26, 2000, upon satisfaction of all of the following conditions precedent:

         (a) The Administrative Agent shall have received seven duly executed copies of the Second Amendment to Credit Agreement, the loan documents referenced on Exhibit 8(a) attached hereto, and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Administrative Agent, each of which shall be in form and substance satisfactory to the Administrative Agent and its counsel; and

         (b) The Administrative Agent shall have received a fee in respect of this Amendment in the amount of $62,500, which shall be shared according to each Lender's Pro Rata Share, and the Borrower shall have paid all other fees owing to the Administrative Agent; and

         (c) The representations contained in paragraph 9 below shall be true and accurate.

         9. REPRESENTATIONS. The Borrower represents and warrants that after giving effect to this Amendment (a) each and every one of the representations and warranties made by or on behalf of the Borrower in the Credit Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) the Borrower has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Credit Agreement and Loan Documents; and (c) no event has occurred or is continuing, and no condition exists which would constitute an Event of Default or a Potential Default.

         10. AMENDMENT TO CREDIT AGREEMENT. (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "Credit Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Lenders and the Administrative Agent may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the rights of the Lenders or the Administrative Agent under or of any other term or provisions of the Credit Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Borrower which would require the consent of the Lenders and the Administrative Agent, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. The Borrower ratifies and confirms each term, provision, condition and covenant set forth in the Credit Agreement and the Loan Documents and acknowledges that the agreements set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

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         11. AUTHORITY. The Borrower hereby represents and warrants to the
Administrative Agent and the Lenders that (a) the Borrower has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of the Borrower has been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions provided for herein; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the articles of incorporation or code of regulations of the Borrower or any law applicable to the Borrower or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Borrower; and (d) this Amendment constitutes a valid and legally binding obligation upon the Borrower in every respect.

         12. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

         13. COSTS AND EXPENSES. The Borrower agrees to pay on demand in accordance with the terms of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other loan documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Administrative Agent's counsel with respect thereto.

         14. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.

                  IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have hereunto set their hands as of the date first set forth above.

                                      THE BORROWER:

                                      DOMINION HOMES, INC.

                                      By: /s/ Jon M. Donnell
                                          --------------------------------------
                                      Its: President and Chief Operating Officer
                                           -------------------------------------


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                                    THE LENDERS:

                                    THE HUNTINGTON NATIONAL BANK

                                    By: /s/ William R. Remias
                                       ----------------------------------
                                    Its: Vice President
                                        ----------------------------------
                                    Revolving Credit Commitment:  $42,000,000


                                    BANK ONE, MICHIGAN f/k/a NBD BANK

                                    By: /s/ Steven J. Mahr
                                       ----------------------------------
                                    Its: First Vice President
                                        ----------------------------------
                                    Revolving Credit Commitment:  $30,000,000


                                    KEYBANK NATIONAL ASSOCIATION

                                    By: /s/ Lane L. Hamilton
                                       ----------------------------------
                                    Its: Vice President
                                        ----------------------------------
                                    Revolving Credit Commitment:  $27,000,000


                                    NATIONAL CITY BANK

                                    By: /s/ Steven A. Smith
                                       ----------------------------------
                                    Its: Senior Vice President
                                        ----------------------------------
                                    Revolving Credit Commitment:  $21,000,000


                                    FIRSTAR BANK, N.A. f/k/a STAR BANK, N.A.

                                    By: /s/ Marilyn K. Miller
                                       ----------------------------------
                                    Its: Vice President
                                        ----------------------------------
                                    Revolving Credit Commitment:  $15,000,000


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                                  COMERICA BANK

                                  By: /s/ Charles L. Weddell
                                     ----------------------------------
                                  Its: Vice President
                                      ----------------------------------
                                  Revolving Credit Commitment:  $15,000,000


                                  ADMINISTRATIVE AGENT:

                                  THE HUNTINGTON NATIONAL BANK


                                  By: /s/ William R. Remias
                                     ----------------------------------
                                  Its: Vice President
                                      ----------------------------------


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                                  EXHIBIT 8(a)


1.       Corporate Resolution authorizing additional extension of Credit

2.       Replacement Revolving Credit Note in favor of The Huntington National
         Bank

3.       Replacement Revolving Credit Note in favor of Bank One, Michigan

4.       Replacement Revolving Credit Note in favor of KeyBank National
         Association

5.       Replacement Revolving Credit Note in favor of National City Bank

6.       Replacement Revolving Credit Note in favor of Firstar Bank, N.A.

7.       Replacement Revolving Credit Note in favor of Comerica Bank

8. Certificate of Limited Liability Company resolutions authorizing execution of Guaranty by Dominion Homes of Kentucky GP, LLC

9.       Closing Certificate of  Dominion Homes of Kentucky GP, LLC

10.      Subsidiary Guaranty

11.      Opinion of Counsel


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                      SCHEDULE 7.4 - CORPORATE INFORMATION



                 As of May ___, 2000, Dominion Homes, Inc. has:

         One class of capital stock authorized by the Company's Articles of Incorporation consisting of 12 million common shares without stated value. The Company has the following subsidiaries:

         1. Dominion Homes of Kentucky GP, LLC ("DHKGPLLC"), which is wholly owned by the Borrower; and

         2. Dominion Homes of Kentucky Ltd, which is 99% owned by the Borrower and 1% by DHKGPLLC.

         3. Dominion Homes Financial Services, Ltd. ("DHFS"), which is wholly owned by the Borrower.

         6,368,470 common shares issued and outstanding.

         The Company's federal tax identification number is 31-1393233.

         DHKGPLLC's federal tax identification number is 61-1358134.

         Dominion Homes of Kentucky Ltd's federal tax identification number is 61-1357950.

         DHFS's federal tax identification number is 31-1679135.